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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 2, 2000

                         GETTY PETROLEUM MARKETING INC.
               (Exact Name of Registrant as Specified in Charter)

         Maryland                         1-14990                11-3339235
(State  or other Jurisdiction       (Commission File           (IRS Employer
      of Incorporation)                   Number)            Identification No.)


125 Jericho Turnpike                                               11753
Jericho, New York                                                (Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (516) 338-6000



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Item 1. Not Applicable.

Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On November 2, 2000, Getty Petroleum Marketing Inc. ("Getty Marketing") entered into an Agreement and Plan of Merger with OAO LUKOIL and certain of its subsidiaries (collectively, "Lukoil"), pursuant to which Lukoil agreed to acquire all of the outstanding common stock of Getty Marketing at a price of $5.00 per share. The all-cash transaction is structured as a tender offer by a Lukoil subsidiary followed by a cash merger to acquire any remaining shares of Getty Marketing. On November 2, 2000, Getty Marketing also entered into a consolidated, amended and restated master lease and related agreements with Getty Realty Corp., which are to become effective only upon successful completion of the tender offer for Getty Marketing shares. Getty Marketing and LUKOIL Americas issued a joint press release announcing the execution of the Agreement and Plan of Merger.

Item 3. Not Applicable.

Item 4. Not Applicable.

Item 5. Not Applicable.

Item 6. Not Applicable.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        Exhibit 99.1 Agreement and Plan of Merger dated November 2, 2000 by and among OAO LUKOIL, LUKOIL International GmbH, LUKOIL Americas Corporation, Mikecon Corp. and Getty Petroleum Marketing Inc.

        Exhibit 99.2 Form of Support Agreement dated November 2, 2000 by and among Lukoil Americas Corporation, Mikecon Corp., and each of the selling shareholders.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GETTY PETROLEUM MARKETING INC.

Date: November 6, 2000                  By: /s/ Leo Liebowitz
                                            ------------------
                                            Leo Liebowitz
                                            Chairman and Chief Executive Officer